EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Form 8-K of Aly Energy Services, Inc. of our report dated April 9, 2013, with respect to the financial statements of Austin Chalk Petroleum Services, Inc. as of December 31, 2012, and for the period from October 27, 2012, through December 31, 2012, and for its Predecessor as of December 31, 2011, and for the period from January 1, 2012, through October 26, 2012, and the year ended December 31, 2011.

/s/ UHY LLP

Houston, Texas
May 14, 2013